UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
 CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 15, 2023

Invitae Corporation
(Exact name of the registrant as specified in its charter)

Delaware	001-36847	27-1701898
(State or other jurisdiction of	(Commission	(I.R.S. employer
incorporation or organization)	File Number)	identification number)
1400 16th Street, San Francisco, California 94103
(Address of principal executive offices, including zip code)
(415) 374-7782
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, $0.0001 par value per share	NVTA	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.
On May 15, 2023, Invitae Corporation (the "Company") announced that it intends to appeal the verdict delivered by a jury at the United States District Court for the District of Delaware. The jury found that the Company’s products using Anchored Multiplex PCR (AMP) chemistry infringe certain Natera, Inc. (“Natera”) patents. The jury awarded Natera a total of $19.35 million, based on lost profits and a royalty rate of 10% on certain products. The Company intends to vigorously defend itself in future proceedings regarding Natera's request for injunctive relief.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: May 16, 2023

INVITAE CORPORATION

By:	/s/ Thomas R. Brida
Name:	Thomas R. Brida
Title:	General Counsel